EXHIBIT 10.6

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (“Agreement”), dated as of December 7, 2009, by and between TERRA ENERGY & RESOURCE TECHNOLOGIES, INC., a Delaware corporation (the “Assignee”), and TERRA INSIGHT TECHNOLOGIES CORPORATION, a New York corporation (the “Assignor”).

WHEREAS, pursuant to that certain Termination Agreement (the “Termination Agreement”) made and entered into as of April 27, 2009, by and between TERRA INSIGHT SERVICES, INC., a New York corporation (“TIS”), Assignee, Assignor, and THE INSTITUTE OF GEOINFORMATIONAL ANALYSIS OF THE EARTH, a Liechtenstein establishment (the “INSTITUTE”), the INSTITUTE sold, provided, conveyed, transferred and assigned all of the INSTITUTE’s rights and interests in and to the Institute Technology to Assignor, and Assignor acquired from the INSTITUTE all of the Institute Technology related to the Terra Work Product, including all Derivatives and Improvements, and Institute Documentation, as has been utilized in connection with services rendered pursuant to the Services Agreement, and including any and all Third Party Rights to the extent that the INSTITUTE has any rights thereto, and Assignor is the owner of certain other rights and interests, including certain indemnification rights, pursuant to the Termination Agreement (reference is made to the Termination Agreement, and hereinafter, all such rights and interests acquired or obtained by Assignor pursuant to the Termination Agreement are collectively referred to as the “Assigned Interests”);

WHEREAS, Assignor desires to convey, transfer, assign, deliver and contribute to Assignee, and Assignee desires to acquire, all right, title and interest in and to the Assigned Interests;

NOW, THEREFORE, in consideration of the premises, covenants, and obligations of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows.

1.           Capitalized terms not otherwise defined in this Agreement, including in the recitals, shall have the meaning set forth in the Termination Agreement.

2.           Assignor hereby assigns, transfers and conveys to Assignee the Assignee’s entire right, title, interest in and to the Assigned Interests, together with the goodwill associated thereto.

3.           This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts taken together shall constitute one and the same instrument.  This Agreement inures to the benefit of, and is binding upon, the parties and their respective successors and assigns.  If any provision of this Agreement is declared void, or otherwise unenforceable, that provision shall be deemed to have been severed from this Agreement, which shall otherwise remain in full force and effect.  This Agreement has been drafted by the Assignor.  The laws of the State of New York, without giving effect to its conflicts of law principles, and without reference to the choice of law, conflicts of law, or principles of any other state, country or jurisdiction, govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR

TERRA INSIGHT TECHNOLOGIES CORPORATION

By:           /s/ Alexandre Agaian
Alexandre Agaian
Director

STATE OF NEW YORK                     )
)  ss:
COUNTY OF NEW YORK                  )

On this 7th day of December, 2009, before me, a Notary Public in and for the State and County aforesaid, personally appeared Alexandre Agaian, known by me to be a director of the above-named corporation and acknowledged that he, as a director being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a director.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Kenneth Chang Oh
Notary Public

ASSIGNEE

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

By:           /s/ Dmitry Vilbaum
Dmitry Vilbaum
Chief Executive Officer

STATE OF NEW YORK                     )
)  ss:
COUNTY OF NEW YORK                  )

On this 7th day of December, 2009, before me, a Notary Public in and for the State and County aforesaid, personally appeared Dmitry Vilbaum, known by me to be an officer of the above-named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Kenneth Chang Oh
Notary Public

EXHIBIT A

[copy of Termination Agreement annexed hereto]